Exhibit 10.1

AMENDMENT No. 2
to
LICENSE AGREEMENT FOR INDEX-RELATED DERIVATIVE PRODUCTS
BETWEEN FRANK RUSSELL COMPANY AND INTERCONTINENTALEXCHANGE, INC.

[Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

This Amendment No. 2 to the LICENSE AGREEMENT FOR INDEX-RELATED DERIVATIVE PRODUCTS by and between the Frank Russell Company (“Russell”) and IntercontinentalExchange, Inc. (“Licensee”) dated June 15, 2007, as amended by Amendment No. 1 on February 1, 2008 (the “Agreement”), is made this 14th day of March 2011 (“Amendment 2 Effective Date”) by and between Russell and Licensee.

WHEREAS, pursuant to the Agreement, Russell granted to Licensee an exclusive license to engage in certain activities involving certain Derivative Products as expressly provided in the Agreement;

WHEREAS, Russell and Licensee have agreed to formally amend the Initial Term set forth in Section 3 of the Agreement, and Exhibit D of the Agreement, as described in detail below; and

WHEREAS, Russell has agreed to grant to Licensee a right of first refusal to Issue and List one or more Licensed Derivative Products based on one or more global, non-U.S. Russell indexes as listed on Exhibit B to the Agreement (“Russell Global Indexes”), on an exclusive basis and according to the terms and conditions set forth in this Amendment No. 2 and the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Russell and Licensee agree as follows:

1.           Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.           Term.

Licensee’s rights under this Agreement shall commence on the Effective Date and shall continue, unless terminated as provided herein, through June 30, 2017 (the “Initial Term”).  Following the expiration of the Initial Term, Licensee’s rights under this Agreement, including exclusivity, shall be automatically renewed for successive one (1) year periods (each a “Renewal Term”) unless either party provides the other party with at least ninety (90) days prior written notice before the end of the Initial Term or any Renewal Term of its intent to not renew the Agreement.  The Initial Term and the Renewal Terms (if any) shall together constitute the “Term” under this Agreement.

2.           Exhibit D of the Agreement, as amended via Amendment No. 1 dated February 1, 2008, is hereby deleted in its entirety and replaced with the Exhibit D attached hereto.

3.           Section 10.6 and Exhibit E of the Agreement are hereby deleted in their entirety.

4.           The following new Section 22 is hereby incorporated into the Agreement:

22.           Global Index Licensed Derivative Products.

(a) Russell may, from time to time, desire to permit the Issuance and Listing of one or more new Licensed Derivative Products based on the Russell Global Indexes (each of such Licensed Derivative Products referred to herein as a “Global Index Future”).  In the event that Russell desires or otherwise agrees to permit the Issuance and Listing of such Global Index Future, Russell shall first provide Licensee with a written proposal of the same, including all material terms and conditions thereof (“Global Index Future Proposal”).  For fifteen (15) business days following receipt of the Global Index Future Proposal, Licensee shall have the option to agree to Issue and List the Global Index Future on an exclusive basis according to the terms and conditions set forth in the Global Index Future Proposal.

(b) In the event that Licensee elects to Issue and List the Global Index Future, Licensee shall provide written notice of its election to Russell (the “Licensee Confirmation”), which shall include a confirmation that the proposed Global Index Future shall be Issued within six (6) months of the date of the Licensee Confirmation (the “Issue Deadline”).  Upon providing the Licensee Confirmation, Licensee shall retain the exclusive rights to Issue and List the Global Index Future during the Term of the Agreement so long as (i) Licensee satisfies the Issue Deadline, (ii) Licensee pays the fees set forth in Exhibit D, Section 2.II of the Agreement with respect to the Global Index Future, pursuant to the provisions set forth in Section 9 of the Agreement, and (iii) Licensee maintains an average daily trading volume of at least (A) [**] contracts over a rolling three month period beginning one year after the Global Index Future subject to the specific Licensee Confirmation begins trading, (B) [**] contracts over a rolling three month period beginning two years after the Global Index Future subject to the specific Licensee Confirmation begins trading and (C) [**] contracts over a rolling three month period beginning three years after the Global Index Future subject to the specific Licensee Confirmation begins trading. In the event the conditions of this Section 22(b) are met, the relevant Russell Global Index shall be included in Russell Indexes, as defined in the Agreement, and the Global Index Future shall be deemed a Licensed Derivative Product under the terms and conditions of the Agreement. In the event that the obligations set forth in (i) – (iii) above are not met, Russell may, in its sole discretion, elect to (i) allow the relevant Global Index Future to continue to be licensed to Licensee on a non-exclusive basis or (ii) terminate Licensee’s rights to such Global Index Future.  Upon such termination, Russell may license a third party, on an exclusive or non-exclusive basis, rights similar to the rights previously granted to Licensee with respect to such Global Index Future.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

(c) If Licensee does not elect to Issue and List the Global Index Future or fails to provide the Licensee Confirmation within fifteen (15) business days of receiving the Global Index Future Proposal (“Licensee’s Refusal”), the parties shall have no further obligations with respect to the specific Global Index Future referenced in the Global Index Future Proposal and Russell shall be entitled to create such Global Index Future as originally offered to Licensee by themselves or via any third party.  If, however, Russell fails to take (or a third party authorized by Russell fails to take) the action(s) described in the Global Index Future Proposal within nine (9) months of Licensee’s Refusal or of the date of the Global Index Future Proposal, whichever occurs later, the right of first refusal, commencing with a new fifteen (15) business day option period as described in this Section 22, begins anew with respect to the Global Index Future described in the Global Index Future Proposal.

(d) For purposes of clarification, Russell may restrict the portions of the Russell Global Indexes that are eligible for the Issuance and Listing of Global Index Futures.  As of the date hereof, no Global Index Future shall be based on the Canadian or the developed European component, or any subcomponent thereof (including without means of limitation any country or sector subcomponent), of any of the Russell Global Indexes and Russell reserves the right to further limit what portions of the Russell Global Indexes are eligible for Issuance and Listing as Global Index Futures (the foregoing restrictions referred to herein as “Restricted Indices”).  Russell may, on an exclusive or non-exclusive basis, grant a third party the right to Issue and List Derivative Products based on any Russell Global Index, including the Restricted Indices, not expressly made part of this Agreement.

3

5.           Exhibit B, the Licensed Derivative Products, in hereby amended to add the following additional section:

Subject to the terms of Section 22, Cash settled futures and options on futures on the following global, non-U.S. Russell Indexes:

Russell Global 1000® Index
Russell Global 2000® Index
Russell Global 3000® Index

Any other existing or developed in the future global index that (i) includes more than one continent, (ii) is owned solely by Russell, and (iii) is not created, developed or distributed in cooperation with an independent third party.

6.           All capitalized terms used in this Amendment No. 2 that are not otherwise defined herein shall have the same meaning ascribed to such capitalized terms in the Agreement.

7.           Except as expressly amended hereby, all of the provisions of the Agreement shall remain unaffected and in full force and effect, and, as amended hereby, the Agreement is in all respects agreed to, ratified and confirmed by the parties hereto.

8.           If any provision of this Amendment No. 2 shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment No. 2 shall not be affected and shall remain in full force and effect.

9.           This Amendment No. 2 may be executed in counterparts, all of which taken together, shall constitute the Amendment No. 2.

FRANK RUSSELL COMPANY	INTERCONTINENTALEXCHANGE, INC.
By: /s/ Ron Bundy	By: /s/ Scott A. Hill
Name: Ron Bundy Title: Chief Executive Officer, Russell Index Group Date: March 14, 2011	Name: Scott A. Hill Title: Senior Vice President and Chief Financial Officer Date: March 14, 2011

4

EXHIBIT D

Fees

1.	On or about the Effective Date of the Agreement, Licensee paid to RUSSELL a one-time fee in the amount of Fifty Million Dollars ($50,000,000) the receipt of which is hereby acknowledged by RUSSELL.

2.	Contract Royalties

Contract royalties with respect to each fiscal year beginning July 1, 2007 during the Initial Term shall be the greater of (i) the minimum set forth in Section 3 of this Exhibit D for such period or (ii) the sum of all contract royalties based on actual contracts traded as set forth below in this Section 2.

Minimum contract royalties as specified in Section 3 of this Exhibit D for each twelve month period will be invoiced and payable by Licensee to RUSSELL within 30 days following the end of each fiscal quarter (i.e., in an amount equal to 25% of the minimum annual contract royalties as set forth in Section 3 of Exhibit D).  Any contract royalties accruing above the minimum amount shall be reconciled, invoiced and payable within 30 days after the end of the fourth quarter of each one year period as set forth in Section 3.

Contract royalties with respect to any Term following June 30, 2017 shall be equal to the sum of all contract royalties based on actual contracts traded as described below in this Section 2.

I.	Russell 1000 Index Contract Royalties:

From the Effective Date of this Amendment No. 2 through June 30, 2014, Russell 1000 Index contract royalties will be calculated according to the following tiered schedule for contracts traded on the Licensed Exchange:

A.           With respect to the first 0 to 100,000 contracts:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**]  per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

B.           With respect to contract 100,001 and above:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**] per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and
(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

From July 1, 2014 through the termination of the Agreement, Russell 1000 Index contract royalties will be calculated according to the following tiered schedule for contracts traded on the Licensed Exchange:

A.	With respect to all Russell 1000 Index contracts:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**] per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and
(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

B.
Notwithstanding the exclusionary provisions related to Russell 1000 contracts contained in Section 2.II below, if the average daily volume of the Russell 1000 Index is greater than [**] contracts for any three month rolling period beginning on or after July 1, 2014 (the “ADV Threshold”), the Russell 1000 Index contract royalties shall be computed based on the information in Section 2.II below, without regard to such exclusionary provisions, beginning as of the date that the ADV Threshold is achieved through the Term of the Agreement instead of this Section 2.I.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

II.	All Russell Indexes Except Russell 1000 Index Contract Royalties:

From the Effective Date of this Amendment No. 2 through June 30, 2014, for all contracts other than Russell 1000 Index contracts, royalties will be calculated according to the following tiered schedule for contracts traded on the Licensed Exchange:

A.           With respect to the first 0 to 100,000 contracts:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**] per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and
(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

B.           With respect to contract 100,001 and above:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**] per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and
(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

From July 1, 2014 through the Term of the Agreement for all contracts other than Russell 1000 Index contracts, royalties will be calculated according to the following tiered schedule for contracts traded on the Licensed Exchange:

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A.	With respect to all Russell US Index contracts (other than the Russell 1000 Index contracts prior to the satisfaction of the ADV Threshold) traded on the Licensed Exchange:
(i)           Each contract traded with a multiplier between one dollar ($1) and one hundred dollars ($100.00) – the royalty shall be $[**] per contract;
(ii)          Each contract traded with a multiplier between one hundred and one dollars ($101.00) and five hundred dollars ($500.00) – the royalty shall be $[**] per contract; and
(iii)         Each contract traded with a multiplier greater than five hundred dollars ($500.00) – the royalty shall be $[**] per $500 of the multiplier’s value (e.g., if the multiplier is $1,000, the royalty would be $[**] per contract).

3.	Minimum annual contract royalties (cumulative over all Licensed Derivative Products):

First twelve calendar months (7/1/07 – 6/30/08)	$[**]
Next twelve calendar months (7/1/08 – 6/30/09)	$[**]
Next twelve calendar months (7/1/09 – 6/30/10)	$[**]
Next twelve calendar months (7/1/10 – 6/30/11)	$[**]
Next six calendar months (7/1/11 – 12/31/11)	$[**]
Next six calendar months (1/1/12 – 6/30/12)	$[**]
Next twelve calendar months (7/1/12 – 6/30/13)	$[**]
Next twelve calendar months (7/1/13 – 6/30/14)	$[**]
Next twelve calendar months (7/1/14 – 6/30/15)	$[**]
Next twelve calendar months (7/1/15 – 6/30/16)	$[**]
Next twelve calendar months (7/1/16 – 6/30/17)	$[**]

4.           For the period July 1, 2007 through June 30, 2014, and with respect to contracts traded in any twelve month period, the contract royalty rates stated in paragraph 2 above shall be reduced by a discount of thirty percent (30%) for the aggregate amount of contracts (if any) traded during a twelve month period in excess of the volume of trades in that twelve month period required to reach the minimum annual contract royalties stated in paragraph 3 above for that twelve month period (i.e., if in the first twelve months following the Effective Date, the aggregate amount of contracts traded results in payments to RUSSELL of greater than $[**] (which is the minimum annual contract royalty), the amount of contract royalties Licensee owes RUSSELL for each contract above the contract volume that exceeded the payment of $[**] will be discounted by 30%.  Beginning July 1, 2014, the terms and conditions of this Section 4 shall not be applicable.

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.